Hong Kong Highpower Technology Reports First Quarter 2010 Financial Results

New York & Shenzhen., – May 12, 2010 – Hong Kong Highpower Technology, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced financial results for the first quarter ended March 31, 2010.

Business Highlights

•	Achieved 79% increase in net sales to $20.2 million for first quarter 2010 from $11.3 million in first quarter 2009;
•	Generated gross margin of 21% for the first quarter 2010; up sequentially from 19% for the fourth quarter of 2009;
•	Earned net income of $0.12 per diluted share for first quarter 2010, a 300% increase over the first quarter of 2009;
•	Improved business conditions and outlook;
•	Debt-to-capital ratio remained healthy consistent with prior quarter.

“We are seeing positive indications of stabilization in the global economy and strengthening demand for our batteries,” said Mr. George Pan, Chairman and Chief Executive Officer of Hong Kong Highpower Technology.   “Hong Kong Highpower Technology had significant year-over-year growth in both sales and net income during our first quarter.  As we head into the second quarter, we believe demand for our products will continue to increase throughout the year and that we are well positioned through our cost effective operating structure and our high quality products, to capitalize profitably on these trends.”

Mr. Henry Ngan, Chief Financial Officer of Hong Kong Highpower Technology added, “We are pleased with the strength of our first quarter 2010 results as we continue to build on last year’s momentum of strong financial results.  At this point, we anticipate ever greater levels of profitability in FY 2010 in comparison to last year’s full year results.”

First Quarter 2010 Financial Results

Net sales for the first quarter ended March 31, 2010 totaled $20.2 million, a year-over-year increase of 79% compared with $11.3 million for the first quarter ended March 31, 2009.  The increase in sales for the first quarter was primarily due to increased orders from customers and a slight increase in the average selling price.

First quarter 2010 gross profit increased 77% to $4.2 million, compared with $2.4 million for the first quarter 2009.  Gross margin was 21% for the first quarter 2010, compared with 21.2% for the first quarter 2009.  The increase year-over-year in gross profit for the first quarter 2010 was primarily due to growth in volume of units sold.

Selling and distribution costs were $752,000 for the first quarter 2010, compared with $531,300 for the comparable period in 2009.

General and administrative expenses, including stock-based compensation, were $1.5 million or 7.2% of net sales for the first quarter 2010, compared to $1.1 million, or 9.8% of net sales for the first quarter 2009.

The Company recorded a provision for income taxes of $379,400 for the first quarter 2010, compared with provisions for income taxes of $161,000 for the first quarter 2009.

Net income for the first quarter of 2010 was $1.6 million or $0.12 per diluted share, based on 13.6 million weighted average shares outstanding. This compares with first quarter 2009 net income of $403,000, or $0.03 per diluted share, based on 13.6 million weighted average shares outstanding, which resulted in an increase in diluted EPS of 300% year-over-year.

Balance Sheet

At March 31, 2010, Hong Kong Highpower Technology had cash and cash equivalents and restricted cash totaling $13.2 million, total assets of $57.3 million, working capital of $8.5 million and stockholders’ equity of $22.8 million.  Bank credit facilities totaled $27.0 million at March 31, 2010, of which $11.3 million was available as unused credit.

Conference Call and Webcast

Management of Hong Kong Highpower Technology will host a conference call today, Wednesday, May 12, 20010 at 8:00 a.m. Pacific time/11:00 a.m. Eastern time to discuss first quarter 2010 financial results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 888-799-5026 from the U.S., or 973-409-9693 from outside the U.S and referencing the reservation code 73021825. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.haopengbattery.com or www.InvestorCalendar.com.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 from outside the U.S., and entering reservation code 73021825. A webcast replay will be available for one year.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower Technology develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower Technology’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit www.haopengbattery.com.

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html.

Media and Investor Inquiries:
Henry H. Ngan
Chief Financial Officer
+1-917-887-0614
ir@highpowerbatteries.net

Financial Profiles, Inc.
Tricia Ross
(310) 478-2700
HPJ@finprofiles.com

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

–  financial tables to follow –

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Three months ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
	$	$

Net sales	20,223,372	11,309,805
Cost of sales	(15,977,042)	(8,913,709)

Gross profit	4,246,330	2,396,096
Depreciation	(69,242)	(51,114)
Selling and distribution costs	(752,054)	(531,349)
General and administrative costs including stock-based compensation	(1,453,607)	(1,102,922)
Loss on exchange rate difference	(22,354)	(32,724)

Income from operations	1,949,073	677,987
Change in fair value of currency forwards	-	(88,113)
Other income	77,374	66,815
Interest expenses	(66,333)	(41,120)
Other expenses	-	(51,536)

Income before income taxes	1,960,114	564,033
Income taxes	(379,414)	(161,067)

Net income	1,580,700	402,966

Income per common share
- Basic	0.12	0.03

- Diluted	0.12	0.03

Weighted average common shares outstanding
- Basic and diluted	13,582,106	13,562,596

- Diluted	13,632,096	13,562,596

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	As of
	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	$	$
ASSETS
Current Assets :
Cash and cash equivalents	7,122,966	2,967,586
Restricted cash	6,054,576	5,478,418
Accounts receivable	13,188,095	14,896,503
Notes receivable	687,117	596,795
Prepaid expenses and other receivables	4,569,073	2,366,734
Inventories	11,285,201	10,633,566

Total Current Assets	42,907,028	36,939,602
Plant and equipment, net	10,450,014	10,284,873
Leasehold land, net	3,003,908	3,019,509
Intangible asset, net	837,500	850,000
Investment securities	52,734	52,732

TOTAL ASSETS	57,251,184	51,146,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Non-trading foreign currency derivatives liabilities	8,524	11,041
Accounts payable	13,347,757	10,738,714
Other payables and accrued liabilities	4,086,950	3,563,308
Income taxes payable	1,240,533	876,739
Bank borrowings	15,747,410	14,787,714

Total Current Liabilities	34,431,174	29,977,516

COMMITMENTS AND CONTINGENCIES

(continued)

HONG KONG HIGHPOWER TECHNOLOGY, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Stated in US Dollars)

	As of
	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	$	$
STOCKHOLDERS’ EQUITY
Preferred Stock
Par value: $0.0001
Authorized: 10,000,000 shares
Issued and outstanding: none	-	-

Common stock
Par value : $0.0001
Authorized: 100,000,000 shares
Issued and outstanding: 2010 –13,582,106 shares (2009 –13,582,106 shares)	1,358	1,358
Additional paid-in capital	5,148,616	5,065,426
Accumulated other comprehensive income	2,010,778	2,023,858
Retained earnings	15,659,258	14,078,558

TOTAL STOCKHOLDERS’ EQUITY	22,820,010	21,169,200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	57,251,184	51,146,716

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